As filed with the Securities and Exchange Commission on June 20, 2000
                                                      Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S - 8
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                            COVOL TECHNOLOGIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                   87-0547337
      ------------------------                    --------------------------
      (State of Incorporation)                    (I.R.S. Employer I.D. No.)

           3280 North Frontage Road
                  Lehi, Utah                                  84043-9534
    ----------------------------------------                 -----------
    (Address of Principal Executive Offices)                 (Zip code)

                             1995 Stock Option Plan
                             ----------------------
                            (Full title of the plan)

                                 Kirk A. Benson
                       Chairman of the Board of Directors
                            3280 North Frontage Road
                              Lehi, Utah 84043-9534
                             ----------------------
                     (Name and address of agent for service)

                                    Copy to:

                               Harlan M. Hatfield
                            Covol Technologies, Inc.
                            3280 North Frontage Road
                              Lehi, Utah 84043-9534

                                 (801) 768-4481
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                                CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                                        Proposed maximum          Proposed maximum
   Title of securities            Amount to         offering price per share  aggregate offering price  Amount of registration
    to be registered          be registered (1)               (2)                       (2)                   fee (2)(3)
      Common Stock,
     $.001 par value              2,232,748                  $1.97                   $4,398,514                $1,161.21
========================= ========================= ========================  ======================== =========================

(1)  Shares which may be issued upon exercise of stock options.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Exchange Act of 1933. Calculated in accordance with Rule 457(c) on the basis of the average of the high and low prices as of June 16, 2000 of Registrant's Common Stock as reported by The Nasdaq National Market(sm).

(3) Registration Fee is calculated on the basis of $264 per $1,000,000 of the Proposed Maximum Aggregate Offering Price.

                    -----------------------------------------


         Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of Covol Technologies, Inc. common stock that become issuable under the Covol Technologies, Inc. 1995 Stock Option Plan and by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of Covol Technologies, Inc.'s outstanding shares of common stock.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

         * Covol will send or give the documents containing the information required by Part 1 to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Covol is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

Item 3.  Incorporation of Certain Documents by Reference

         The following documents previously filed by Covol with the Commission are incorporated by reference in this registration statement:

         o        Current report on Form 8-K filed November 10, 1999,
         o Annual report on Form 10-K filed January 13, 2000, for the fiscal year ended September 30, 1999,
         o        Proxy  statement  dated January 19, 2000 and filed January 20,
                  2000,
         o Current report on Form 8-K filed January 24, 2000, as amended on Form 8-K/A filed March 16, 2000,
         o Quarterly report on Form 10-Q filed February 14, 2000, for the quarterly period ended December 31, 1999,
         o        Current report on Form 8-K filed February 22, 2000,
         o        Current report on Form 8-K filed March 2, 2000,
         o        Current report on Form 8-K filed March 22, 2000,
         o        Current report on Form 8-K filed March 30, 2000,
         o Quarterly report on Form 10-Q filed May 10, 2000, for the quarterly period ended March 31, 2000,
         o        Current report on Form 8-K filed June 6, 2000,
         o Description of securities contained in Item 11 of Covol's Registration Statement on Form 10/A, Amendment No. 2 filed April 24, 1996, and
         o All other documents filed by Covol pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since September 30, 1999 to the date of this filing.

         All documents subsequently filed by Covol pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware allows us to indemnify our officers, directors, employees and agents, as well as persons who have served in these capacities for other corporations at our request, for reasonable costs and expenses associated with civil and criminal suits related to their services in these capacities. The indemnification applies to civil cases arising from acts made in good faith, reasonably believing that they were in the best interests of the corporation. It may also apply to criminal cases if the person had no reason to believe his conduct was unlawful. In some cases, the availability of indemnification may be up to the discretion of the court in which the suit was brought.

         The Registrant's Certificate of Incorporation, as amended, has the following indemnification provisions:

                  This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

         The Registrant's By-laws similarly provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by the Delaware Law.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

The following is a list of exhibits filed as part of this Registration
Statement:

 Exhibit No.            Description of Exhibit and Method of Filing
-------------- -----------------------------------------------------------------
4.1* Certificate of Incorporation of Covol, incorporated by reference to Exhibit 3.1 to Covol's Form 10, filed February 26, 1996.

4.1.1* Certificate of Amendment of the Certificate of Incorporation of Covol dated January 22, 1996, incorporated by reference to
               Exhibit 3.1.1 to Covol's Form 10, filed February 26, 1996.

4.1.2* Certificate of Amendment of the Certificate of Incorporation dated June 25, 1997, incorporated by reference to Exhibit 3.1.2 to Covol's Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 1997.

4.1.3* Certificate of Designation, Number, Voting Powers, Preferences and Rights of Covol's Series A 6% Convertible Preferred Stock (Originally designated as Exhibit No. 3.1.2), incorporated by reference to Exhibit 3.1.3 to Covol's Current Report on Form 8-K, dated August 19, 1997.

4.1.4* Certificate of Designation, Number, Voting Powers, Preferences and Rights of Covol's Series B Convertible Preferred Stock (Originally designated as Exhibit No. 3.1.3), incorporated by reference to Exhibit 3.1.4 to Covol's Current Report on Form 8-K, for event dated September 18, 1997, filed October 28, 1997.

4.1.5* Certificate of Designation, Number, Voting Powers, Preferences and Rights of Covol's Series C 7% Convertible Preferred Stock, incorporated by reference to Exhibit 3.1.5 to Covol's Quarterly Report on Form 10-Q, for the quarterly period ended December 31, 1998.

4.1.6* Certificate of Designations, Number, Voting Powers, Preferences and Rights of the Series of the Preferred Stock of Covol Technologies, Inc. to be Designated Series D 7% Cumulative Convertible Preferred Stock, incorporated by reference to Exhibit
               3.1.6 to Covol's Current Report on Form 8-K, for the event dated March 17, 1999, filed March 24, 1999.

4.1.7* Certificate of Amendment of the Certificate of Incorporation dated March 1, 2000, incorporated by reference to Exhibit 3.1.7 to Covol's Current Report on Form 8-K, for event dated February 29, 2000, filed on March 2, 2000.

4.2* Bylaws of Covol, incorporated by reference to Exhibit 3.2 to Covol's Form 10, filed February 26, 1996.

4.2.1* Certificate of Amendment to Bylaws of Covol, dated January 31, 1996, incorporated by reference to Exhibit 3.2.1 to Covol's Form 10, filed February 26, 1996.

4.2.2* Certificate of Amendment to the Bylaws, dated May 20, 1997, incorporated by reference to Exhibit 3.2.2 (originally designated as Exhibit No. 3.2.1) to Covol's Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 1997.

4.2.3* Certificate of Amendment to the Bylaws, dated June 25, 1997, incorporated by reference to Exhibit 3.2.3 (originally designated as Exhibit No. 3.2.2) to Covol's Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 1997.

5.1**          Opinion of Harlan M. Hatfield regarding legality of shares.

23.1**         Consent of PricewaterhouseCoopers LLP.

24.1           Power  of  Attorney  (included  in Part  II of this  Registration
               Statement).

99* 1995 Stock Option Plan, incorporated by reference to Exhibit 10.5 to Covol's Form 10, filed February 26, 1996.

99.1* First Amendment to the 1995 Stock Option Plan, incorporated by reference to Exhibit 10.5.1 to Covol's Form 10, filed February 26, 1996.

* incorporated by reference.
** filed herewith.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on June 20, 2000.

                                           Covol Technologies, Inc.

                                           By: /s/ Kirk A. Benson
                                               ---------------------------------
                                               Chief Executive Officer, Chairman

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW  ALL MEN BY THESE  PRESENTS,  that  each  person  whose  signature appears below in so signing also makes, constitutes and appoints Harlan M. Hatfield as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Signature                       Title                           Date
      ---------                       -----                           ----

 /s/   Kirk A. Benson         Chief Executive Officer and        June 20, 2000
-------------------------     Director
Name

 /s/   Brent M. Cook          President and Director             June 20, 2000
-------------------------
Name

 /s/  Steven G. Stewart       Chief Financial and Accounting     June 20, 2000
-------------------------     Officer
Name

 /s/  DeLance W. Squire       Director                           June 20, 2000
-------------------------
Name

 /s/  James A. Herickhoff     Director                           June 20, 2000
-------------------------
Name

 /s/  Raymond J. Weller       Director                           June 20, 2000
-------------------------
Name

 /s/  John P. Hill, Jr.       Director                           June 20, 2000
-------------------------
Name